Exhibit 10.1

February 8, 2022

byNordic Acquisition Corporation

c/o Pir 29

Einar Hansens Esplanad 29

211 13 Malmö

Sweden

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement, dated as of February 8, 2022 (the “Underwriting Agreement”), entered into by and among byNordic Acquisition Corporation, a Delaware corporation (the “Company”), and Keefe, Bruyette & Woods, Inc. and Drexel Hamilton, LLC, as representatives (the “Representatives”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 17,250,000 of the Company’s units (including up to 2,250,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 (File No. 333-248488) and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on The Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Water by Nordic AB (the “Sponsor”), byNordic Holdings LLC (“byNordic Holdings”), byNordic Holdings II LLC (“byNordic Holdings II”) and the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team of the Company (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1. The Sponsor, byNordic Holdings, byNordic Holdings II and each Insider agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Capital Stock owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any shares of Capital Stock owned by it, him or her in connection with such stockholder approval. If the Company engages in a tender offer in connection with any proposed Business Combination, the Sponsor, byNordic Holdings, byNordic Holdings II and each Insider agrees that it, he or she will not seek to sell its, his or her shares of Capital Stock to the Company in connection with such tender offer.

2. The Sponsor, byNordic Holdings, byNordic Holdings II and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 15 months (or 18 months if the Company exercises its right to a three-month extension in the manner provided in the Company’s amended and restated certificate of incorporation (the “Charter”)) from the closing of the Public Offering, or such later period approved by the Company’s stockholders in accordance with the Charter, the Sponsor, byNordic Holdings, byNordic Holdings II and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor, byNordic Holdings, byNordic Holdings II and each Insider agrees not to propose any amendment to the Charter to modify (i) the substance or timing of the ability of holders of Offering Shares to seek redemption in connection with a Business Combination or (ii) (A) the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within such time set forth in the Charter or (B) any other provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides its public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Offering Shares.

The Sponsor, byNordic Holdings, byNordic Holdings II and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her, provided, that the foregoing waiver shall not apply with respect to liquidating distributions from the Trust Account made in connection with any Offering Shares purchased by the undersigned or its Affiliates during the Public Offering or on the open market after the completion of the Public Offering if the Company fails to complete a Business Combination within 15 months (or 18 months if the Company exercises its right to a three-month extension in the manner provided in the Charter) of the completion of the Public Offering. The Sponsor, byNordic Holdings, byNordic Holdings II and each Insider hereby further waives, with respect to any shares of Capital Stock held by it, him or her, if any, whether acquired now or hereafter, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or a stockholder vote to approve an amendment to the Charter to modify (i) the substance or timing of the ability of holders of Offering Shares to seek redemption in connection with a Business Combination or (ii) (A) the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within such time set forth in the Charter or (B) any other provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides its public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Offering Shares, or (iii) in the context of a tender offer made by the Company to purchase shares of Common Stock (although the Sponsor, byNordic Holdings, byNordic Holdings II, the Insiders and their respective affiliates shall be entitled to liquidation rights with respect to any Offering Shares held by them purchased during the Public Offering or on the open market after the completion of the Public Offering if the Company fails to consummate a Business Combination within the time period set forth in the Charter).

3. During the period commencing on the date of the Underwriting Agreement and ending 180 days after such date, the Sponsor, byNordic Holdings, byNordic Holdings II and each Insider shall not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Capital Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Capital Stock owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Capital Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Capital Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4. In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor shall (x) apply only to the extent necessary to ensure that such claims by a third party or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Offering Share (or $10.30 per Offering Share if the Company exercises its right to a three-month extension in the manner provided in the Charter) and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per Offering Share (or $10.30 per Offering Share if the Company exercises its right to a three-month extension in the manner provided in the Charter) is then held in the Trust Account due to reductions in the value of the trust assets, less interest earned on the Trust Account which may be withdrawn to pay taxes, (y) not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

5. To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 2,250,000 Units in full within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor, byNordic Holdings, byNordic Holdings II and each Insider agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 750,000 multiplied by a fraction, (i) the numerator of which is 2,250,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 2,250,000. The Sponsor, byNordic Holdings, byNordic Holdings II and each Insider will be required to forfeit only that number of Founder Shares as is necessary so that the aggregate number of Founder Shares held by the Initial Stockholders will constitute 25% of the Company’s issued and outstanding shares of Capital Stock (including in such calculation any forward purchase shares issued pursuant to the forward purchase agreement entered into between the Company and the forward purchaser thereunder but excluding from such calculation the Private Shares, any shares of Class A Common Stock issued to the Sponsor or its affiliates upon conversion of working capital loans made by the Sponsor or its affiliates to the Company, any securities issued or issuable to any seller in the initial Business Combination and any shares of Class A Common Stock issued upon exercise of the warrants included as a part of the Units) after the Public Offering. Any such forfeiture will be applied pro rata based on the number of Founder Shares held by such Insider as a percentage of the total number of Founder Shares outstanding; provided that, in the case of the Sponsor, byNordic Holdings and byNordic Holdings II, such forfeiture shall be applied based on the number of Private Shares held by each of the Sponsor, byNordic Holdings and byNordic Holdings II, respectively, as percentage of the total Private Shares outstanding held by the Sponsor, byNordic Holdings, and byNordic Holdings II and in accordance with the terms of any shareholders agreement among the Insiders.

6. (a) Each Insider hereby agrees not to become an officer of any other special purpose acquisition company with a class of securities registered under the Exchange Act until the Company has entered into a definitive agreement regarding an initial Business Combination or unless the Company has failed to complete a Business Combination within the time period set forth in the Charter and liquidates the Trust Account, provided, that Thomas Fairfield may become an officer or director of another special purpose acquisition company which does not have a focus on acquiring a technology growth company in the northern part of Europe.

(b) The Sponsor, byNordic Holdings, byNordic Holdings II and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor, byNordic Holdings, byNordic Holdings II or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 6(a), 7(a), 7(b), and 9, as applicable, of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) The Sponsor, byNordic Holdings, byNordic Holdings II and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier to occur of: (A) one year after the completion of the Company’s initial Business Combination or (B) at any time following the completion of the Business Combination, (x) the date on which the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The Sponsor, byNordic Holdings, byNordic Holdings II and each Insider agrees that it, he or she shall not Transfer any Private Shares until thirty (30) days after the completion of a Business Combination (the “Private Shares Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares or the Private Shares that are held by the Sponsor, byNordic Holdings, byNordic Holdings II, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers, directors or employees, any Affiliate or Immediate Family Member of any of the Company’s officers, directors or employees or any Affiliate of the Insider or to any member(s) or limited partners of the Insider or any of their Affiliates; (b) in the case of an individual, by gift to such individual’s Immediate Family Member or to a trust, the beneficiary of which is a member of such individual’s Immediate Family Member, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) a family trust, foundation or partnership established for the exclusive benefit of an Insider, any of his, her or its Affiliates or any of their respective Immediate Family Members, (f) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the shares were originally purchased; (g) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; or (i) by virtue of the laws of Sweden or the Sponsor’s shareholders’ agreement or articles of association upon dissolution of the Sponsor or the laws of the State of Delaware or byNordic Holdings’ limited liability company agreement upon dissolution of byNordic Holdings or byNordic Holdings II’s limited liability company agreement upon dissolution of byNordic Holdings II; provided, however, that in each case these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein.

8. The Sponsor, byNordic Holdings, byNordic Holdings II and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. Each Insider’s questionnaire furnished to the Company is true and accurate in all respects. Each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

9. Except as disclosed in the Prospectus, none of the Sponsor, byNordic Holdings, byNordic Holdings II or any officer, director, advisor or any affiliate of the Sponsor, byNordic Holdings or byNordic Holdings II, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is) .

10. The Sponsor, byNordic Holdings, byNordic Holdings II and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or director of the Company.

11. As used herein, (i) “Affiliate” means, with respect to any specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person and, with respect to a specified Person that is an individual, such Person’s Immediate Family Members. For purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, (ii) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (iii) “Capital Stock” shall mean, collectively, the Common Stock, the Private Shares and the Founder Shares; (iv) “Founder Shares” shall mean (a) the 5,750,000 shares of the Company’s Class B common stock, par value $0.0001 per share (up to 750,000 shares of which are subject to complete or partial forfeiture by the Sponsor if the over-allotment option is not exercised by the Underwriters) (which gives effect to a stock dividend of 0.5 of a share for each share of Class B common stock outstanding in February 2021 and a stock dividend of 1/3 of a share for each share of Class B common stock outstanding on November 17, 2021), which was initially purchased before giving effect to the stock dividends at an aggregate purchase price of $25,000, or approximately $0.009 per share, prior to the consummation of the Public Offering; (v) “Immediate Family Member” means with respect to any Person, his or her “Child” (defined as biological, adopted, or foster child, legal ward or child of a Person standing in loco parentis), grandchild, spouse, domestic partner, parent, grandparent, or a Child or parent of a Person’s spouse or domestic partner, or sibling (including a half, adopted, or step sibling), or any trust for the benefit of any of the foregoing Persons; (vi) “Initial Stockholders” shall mean the Sponsor, byNordic Holdings, byNordic Holdings II and any Insider that holds Founder Shares; (vii) “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or governmental entity; (viii) “Private Shares” shall mean the 850,000 (or up to 940,000 if the over-allotment option is exercised in full) shares of Common Stock of the Company that the Sponsor, byNordic Holdings and byNordic Holdings II have agreed to purchase for an aggregate purchase price of $8,500,000 (or up to $9,400,000 if the over-allotment option is exercised in full) in the aggregate, or $10.00 per private share, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (ix) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (x) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (xi) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

13. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

14. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

15. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, byNordic Holdings, byNordic Holdings II and each Insider and their respective successors, heirs and assigns and permitted transferees.

16. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

17. This Letter Agreement may be executed simultaneously in two or more counterparts, none of which needs to contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

18. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

19. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS LETTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

20. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

21. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by March 31, 2022 (as such date may be extended by mutual agreement of the parties hereto in writing); provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

22. The Company, the Sponsor, byNordic Holdings, byNordic Holdings II and each Insider hereby acknowledges and agrees that the Representatives on behalf of the Underwriters is a third party beneficiary of this Letter Agreement.

[Signature Page Follows]

Sincerely,

WATER BY NORDIC AB

By:	/s/ Jonas Olsson
	Name:	Jonas Olsson
	Title:	Chairman of the Board

BYNORDIC HOLDINGS LLC

By: byNordic Manager LLC

By:	/s/ Thomas L. Fairfield
	Name:	Thomas L. Fairfield
	Title:	President

BYNORDIC HOLDINGS II LLC

By: byNordic Manager LLC

By:	/s/ Thomas L. Fairfield
	Name:	Thomas L. Fairfield
	Title:	President

ADDITIONAL PARTIES:

By:	/s/ Anna Yukiko Bickenbach
Name: Anna Yukiko Bickenbach

By:	/s/ Fredrik Elmberg
Name: Fredrik Elmberg

By:	/s/ Thomas L. Fairfield
Name: Thomas L. Fairfield

By:	/s/ Michael Hermansson
Name: Michael Hermansson

By:	/s/ Mats Karlsson
Name: Mats Karlsson

By:	/s/ Alexander “Bigge” Lidgren
Name: Alexander “Bigge” Lidgren

By:	/s/ Christian Merheim
Name: Christian Merheim

By:	/s/ Anders Norlin
Name: Anders Norlin

By:	/s/ Jonas Olsson
Name: Jonas Olsson

By:	/s/ Steven Wasserman
Name: Steven Wasserman

ACKNOWLEDGED AND AGREED:

BYNORDIC ACQUISITION CORPORATION

By:	/s/ Michael Hermansson
	Name:	Michael Hermansson
	Title:	Chief Executive Officer

[Signature Page to Insider Letter Agreement]

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